Exhibit 99.1

CIM Commercial Trust Corporation Reports 2020 Second Quarter Results

Dallas—(August 10, 2020) CIM Commercial Trust Corporation (NASDAQ: CMCT and TASE: CMCT-L) ("we", "our", “CMCT”, “CIM Commercial”, or the "Company"), a real estate investment trust ("REIT") that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States (including improving and developing such assets), today reported operating results for the three and six months ended June 30, 2020.

Second Quarter 2020 Highlights

•Annualized rent per occupied square foot(1) on a same-store(2) basis increased 5.6% to $50.29 as of June 30, 2020 compared to $47.62 as of June 30, 2019.

•Our same-store(2) office portfolio was 81.0% leased as of June 30, 2020 compared to 88.3% as of June 30, 2019. The decrease is primarily due to the completion of the development of a former surface parking lot at 3601 S Congress Avenue into approximately 44,000 square feet of additional office space during the second quarter of 2020.

•During the second quarter of 2020, we executed 26,245 square feet of leases with terms longer than 12 months, of which 23,503 square feet were recurring leases executed at our same-store(2) office portfolio, representing same-store(2) cash rent growth per square foot of 27.8% as compared to the prior lease.

•Net loss attributable to common stockholders was $8,141,000, or $0.55 per diluted share, for the second quarter of 2020 compared to net income attributable to common stockholders of $48,260,000, or $3.20 per diluted share, for the second quarter of 2019.

•Same-store(2) office segment net operating income(3) ("NOI") decreased 4.0%, while same-store(2) office cash NOI(4) increased 5.1%, for the second quarter of 2020 as compared to the corresponding period in 2019.

•Funds from operations (“FFO”) attributable to common stockholders(5) was $(2,944,000), or $(0.20) per diluted share, for the second quarter of 2020 compared to $3,024,000, or $0.21 per diluted share, for the second quarter of 2019.

•Core FFO attributable to common stockholders(6) was $(2,836,000), or $(0.19) per diluted share, for the second quarter of 2020 compared to $8,155,000, or $0.53 per diluted share, for the second quarter of 2019.

Management Commentary

"We are focused on maximizing collections, reducing costs and bolstering liquidity," said David Thompson, Chief Executive Officer of CIM Commercial. "To date, we collected approximately 96% of second quarter rents (excluding parking) and are continuing to work with tenants to maximize our collections. We have taken steps to reduce costs at both the property and corporate levels, including through the elimination of the base service fee that we announced last quarter. We believe we are well-positioned to navigate through this challenging time given our high quality assets, with significant opportunity to increase same-store net operating income over the next several years, combined with access to flexible sources of capital.”

Steps Taken to Mitigate the Impact of COVID-19

We have taken steps to adapt to the difficult business environment in which we operate and to strengthen our business to position our business to thrive post COVID-19. These steps include (i) reducing our corporate overhead expenses by realigning certain support functions and reducing employee compensation at CIM Group, (ii) not appointing a replacement for our retiring President, (iii) focusing on appropriate cost-reduction measures at our properties, (iv) temporarily suspending the vast majority of activities related to the repositioning of our office building at 4750 Wilshire Boulevard in Los Angeles, California and renovations at the Sheraton Grand Hotel in Sacramento, California, (v) increasing liquidity by entering into a new unsecured revolving credit facility in May, accessing the Federal Reserve Paycheck Protection Program Liquidity Facility in June and negotiating an amendment to our existing revolving credit facility, and (vi) amending our Master Services Agreement to eliminate the base service fee as described below.

Elimination of Base Service Fee

On May 11, 2020, we amended our Master Services Agreement to replace the base service fee, which was $1,128,000 per year, subject to adjustment for inflation, with an incentive fee pursuant to which we pay, on a quarterly basis, 15.00% of CIM Commercial’s quarterly core funds from operations in excess of a quarterly threshold equal to 1.75% (i.e., 7.00% on an annualized basis) of CIM Commercial’s average adjusted common stockholders’ equity (i.e., common stockholders’ equity plus accumulated depreciation and amortization) for such quarter. The amendment was effective as of April 1, 2020. No incentive fee is payable with respect to the second quarter of 2020 because CIM Commercial's core funds from operations did not exceed the applicable $0.22 per share threshold for such quarter. Based on the expected performance of CIM Commercial for the remainder of 2020, we do not anticipate paying any incentive fee in respect of any period in 2020.

Financial Highlights

As of June 30, 2020, our real estate portfolio consisted of 11 assets, all of which are fee-simple properties. The portfolio included 9 office properties (including one development site, which is being used as a parking lot), totaling approximately 1.3 million rentable square feet, and one 503-room hotel with an ancillary parking garage. We also own and operate a lending business.

Second Quarter 2020

Net loss attributable to common stockholders was $8,141,000, or $0.55 per diluted share of common stock, for the three months ended June 30, 2020, compared to net income attributable to common stockholders of $48,260,000, or $3.20 per diluted share of common stock, for the three months ended June 30, 2019. The decrease is primarily attributable to a decrease of $55,221,000 in gain on sale of real estate, a decrease of $10,981,000 in segment NOI(3), a decrease of $1,464,000 in interest and other income not allocated to our operating segments, and an increase of $693,000 in interest expense not allocated to our operating segments, partially offset by a decrease of $4,911,000 in loss on early extinguishment of debt, a decrease of $2,800,000 in impairment of real estate, a decrease of $1,988,000 in depreciation and amortization, a decrease of $972,000 in provision for income taxes, and a decrease of $819,000 in asset management and other fees to related parties not allocated to our operating segments.

FFO attributable to common stockholders(5) was $(2,944,000), or $(0.20) per diluted share of common stock, for the three months ended June 30, 2020, compared to $3,024,000, or $0.21 per diluted share of common stock, for the three months ended June 30, 2019. The decrease in FFO attributable to common stockholders(5) is primarily attributable to a decrease of $10,981,000 in segment NOI(3), a decrease of $1,464,000 in interest and other income not allocated to our operating segments, and an increase of $693,000 in interest expense not allocated to our operating segments, partially offset by a decrease of $4,911,000 in loss on early extinguishment of debt, a decrease of $972,000 in provision for income taxes, a decrease of $819,000 in asset management and other fees to related parties not allocated to our operating segments, and a decrease of $312,000 in redeemable preferred stock dividends declared or accumulated.

Core FFO attributable to common stockholders(6) was $(2,836,000), or $(0.19) per diluted share of common stock, for the three months ended June 30, 2020, compared to $8,155,000, or $0.53 per diluted share of common stock, for the three months ended June 30, 2019. The decrease in core FFO attributable to common stockholders(6) is primarily attributable to a decrease of $10,981,000 in segment NOI(3), a decrease of $1,464,000 in interest and other income not allocated to our operating segments, and an increase of $693,000 in interest expense not allocated to our operating segments, partially offset by a decrease of $972,000 in provision for income taxes, a decrease of $819,000 in asset management and other fees to related parties not allocated to our operating segments, and a decrease of $312,000 in redeemable preferred stock dividends declared or accumulated.

Year to Date 2020

Net loss attributable to common stockholders was $14,928,000, or $1.02 per diluted share of common stock, for the six months ended June 30, 2020, compared to net income attributable to common stockholders of $335,891,000, or $22.08 per diluted share of common stock, for the six months ended June 30, 2019.

FFO attributable to common stockholders was $(4,473,000), or $(0.30) per diluted share of common stock, for the six months ended June 30, 2020, compared to $(11,096,000), or $(0.76) per diluted share of common stock, for the six months ended June 30, 2019.

Core FFO attributable to common stockholders was $(4,194,000), or $(0.29) per diluted share of common stock, for the six months ended June 30, 2020, compared to $17,668,000, or $1.14 per diluted share of common stock, for the six months ended June 30, 2019.

Segment Information

Our reportable segments during the three months ended June 30, 2020 and 2019 consisted of two types of commercial real estate properties, namely, office and hotel, as well as a segment for our lending business. Net loss attributable to common stockholders was $8,141,000, or $0.55 per diluted share of common stock, for the three months ended June 30, 2020, compared to net income attributable to common stockholders of $48,260,000, or $3.20 per diluted share of common stock, for the three months ended June 30, 2019, which represents a decrease of $56,401,000, or $3.75 per diluted share of common stock. Total segment NOI(3) was $7,031,000 for the three months ended June 30, 2020, compared to $18,012,000 for the three months ended June 30, 2019.

Office

Same-Store

Same-store(2) office segment NOI(3) decreased 4.0%, while same-store(2) office cash NOI(4) increased 5.1% for the three months ended June 30, 2020 compared to the three months ended June 30, 2019. The decrease in same-store(2) office segment NOI(3) is primarily due to lower revenues at an office property in Beverly Hills, California due to a decrease in occupancy as compared to the second quarter of 2019, partially offset by a decrease in payroll costs at one of our office properties.

The annualized rent per occupied square foot(1) on a same-store(2) basis was $50.29 at June 30, 2020 compared to $47.62 at June 30, 2019. During the three months ended June 30, 2020, the Company executed 23,503 square feet of recurring leases at our same-store(2) office portfolio, representing same-store(2) cash rent growth per square foot of 27.8% as compared to the prior lease. At June 30, 2020, the Company’s same-store(2) office portfolio was 80.6% occupied, a decrease of 750 basis points year-over-year on a same-store(2) basis, and 81.0% leased, a decrease of 730 basis points year-over-year on a same-store(2) basis. During the three months ended June 30, 2020, we completed the development of a former surface parking lot at 3601 S Congress Avenue into approximately 44,000 square feet of additional office space, which was 0% leased as of June 30, 2020 and is included in the aforementioned percent occupied and leased percentages.

Total

Office segment NOI(3) decreased to $8,259,000 for the three months ended June 30, 2020, from $12,935,000 for the three months ended June 30, 2019. The decrease is primarily due to the sale of an office property in Oakland, California, which was consummated in May 2019, the sale of two office properties in Washington, D.C., which was consummated in July 2019, and lower revenues at an office property in Beverly Hills, California due to a decrease in occupancy as compared to the second quarter of 2019, partially offset by a decrease in payroll costs at one of our office properties.

Hotel

Hotel segment NOI(3) decreased to $(1,118,000) for the three months ended June 30, 2020, from $3,522,000 for the three months ended June 30, 2019, due to a decrease in occupancy, average daily rate, and food, beverage, and other sundry hotel services as a result of the outbreak of COVID-19.

Lending

Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending segment NOI(3) was $(110,000) for the three months ended June 30, 2020, compared to $1,555,000 for the three months ended June 30, 2019. The decrease is primarily due to a decrease in premium income from the sale of the guaranteed portion of our SBA 7(a) loans, a decrease in interest income resulting from a decrease in the prime rate, and an increase in expense reimbursements to related parties due to an increase in allocated expenses related to the origination of the Paycheck Protection Program SBA 7(a) loans, partially offset by a decrease in interest expense as a result of a reduction in the outstanding balances of our SBA 7(a) loan-backed notes and secured borrowings.

Debt and Equity

During the three months ended June 30, 2020, we issued 557,587 shares of Series A preferred stock and 920 shares of Series D preferred stock for aggregate net proceeds of $12,525,000. Net proceeds represent gross proceeds offset by costs specifically identifiable to the offering of Series A preferred stock and Series D preferred stock, such as commissions, dealer manager fees, and other offering fees and expenses.

Dividends

On March 2, 2020, we declared a quarterly cash dividend of $0.34375 per share of our Series A preferred stock, or portion thereof for issuances during the period from April 1, 2020 to June 30, 2020. The dividend was paid as follows: $0.114583 per share on May 15, 2020 to stockholders of record at the close of business on May 5, 2020, $0.114583 per share on June 15, 2020 to stockholders of record at the close of business on June 5, 2020, and $0.114583 per share on July 15, 2020 to stockholders of record at the close of business on July 5, 2020.

On March 2, 2020, we declared a quarterly cash dividend of $0.353125 per share of our Series D preferred stock, or portion thereof for issuances during the period from April 1, 2020 to June 30, 2020. The dividend was paid as follows: $0.117708 per share on May 15, 2020 to stockholders of record at the close of business on May 5, 2020, $0.117708 per share on June 15, 2020 to stockholders of record at the close of business on June 5, 2020, and $0.117708 per share on July 15, 2020 to stockholders of record at the close of business on July 5, 2020.

On June 3, 2020, we declared a quarterly cash dividend of $0.075 per share of our common stock, which was paid on June 29, 2020 to stockholders of record at the close of business on June 15, 2020.

On June 3, 2020, we declared a quarterly cash dividend of $0.34375 per share of our Series A preferred stock, or portion thereof for issuances during the period from July 1, 2020 to September 30, 2020. The dividend is payable as follows: $0.114583 per share on August 17, 2020 to stockholders of record at the close of business on August 5, 2020, $0.114583 per share on September 15, 2020 to stockholders of record at the close of business on September 5, 2020, and $0.114583 per share on October 15, 2020 to stockholders of record at the close of business on October 5, 2020.

On June 3, 2020, we declared a quarterly cash dividend of $0.353125 per share of our Series D Preferred Stock, or portion thereof for issuances during the period from July 1, 2020 to September 30, 2020. The dividend is payable as follows: $0.117708 per share on August 17, 2020 to stockholders of record at the close of business on August 5, 2020, $0.117708 per share on September 15, 2020 to stockholders of record at the close of business on September 5, 2020, and $0.117708 per share on October 15, 2020 to stockholders of record at the close of business on October 5, 2020.

About CIM Commercial

CIM Commercial is a real estate investment trust that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States (including improving and developing such assets). Its properties are primarily located in Los Angeles and the San Francisco Bay Area. CIM Commercial is operated by affiliates of CIM Group, L.P., a vertically-integrated owner and operator of real assets with multi-disciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and onsite property management capabilities (www.cimcommercial.com).

Definitions

(1)Annualized rent per occupied square foot: represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.

(2)Same-store properties: are properties that we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after April 1, 2019; (ii) sold or otherwise removed from our consolidated financial statements on or before June 30, 2020; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on April 1, 2019 and ending on June 30, 2020. When determining our same-store properties as of June 30, 2020, no properties were excluded pursuant to (i) and (iii) above and ten properties were excluded from the 2019 period pursuant to (ii) above.

(3)Segment net operating income ("segment NOI"): for our real estate segments, represents rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and provision for income taxes. For our lending segment, segment NOI represents interest income net of interest expense and general overhead expenses. Please see our reconciliations of office, hotel, lending, and total cash NOI to segment NOI and net income (loss) attributable to common stockholders starting on page 12.

(4)Cash net operating income ("cash NOI"): for our real estate segments, represents segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by generally accepted accounting principles ("GAAP"). For our lending segment, there is no distinction between cash NOI and segment NOI. Please see our reconciliations of office, hotel, lending, and total cash NOI to segment NOI and net income (loss) attributable to common stockholders starting on page 12.

(5)Funds from operations attributable to common stockholders ("FFO attributable to common stockholders"): represents net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends declared or accumulated, redeemable preferred stock deemed dividends, and redeemable preferred stock redemptions, excluding gain (or loss) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the "NAREIT"). Please see our reconciliations of net income (loss) attributable to common stockholders to FFO attributable to common stockholders on page 10, and the discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.

(6)Core funds from operations attributable to common stockholders ("core FFO attributable to common stockholders"): represents FFO attributable to common stockholders (computed as described above), excluding gain (loss) on early extinguishment of debt, redeemable preferred stock deemed dividends, redeemable preferred stock redemptions, gain (loss) on termination of interest rate swaps, and transaction costs. Please see our reconciliations of net income (loss) attributable to common stockholders to core FFO attributable to common stockholders on page 11, and the discussion of the benefits and limitations of core FFO as a supplemental measure of operating performance.

FORWARD-LOOKING STATEMENTS

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), which are intended to be covered by the safe harbors created thereby. Such forward-looking statements can be identified by the use of forward-looking terminology such as "may," "will," "project," "target," "expect," "intend," "might," "believe," "anticipate," "estimate," "could," "would," "continue," "pursue," "potential," "forecast," "seek," "plan," or "should" or the negative thereof or other variations or similar words or phrases. Such forward-looking statements include, among others, statements about CMCT's plans and objectives relating to future growth and availability of funds, and the trading liquidity of CMCT's common stock. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT's management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the scope, severity and duration of the current pandemic of COVID-19, and actions taken to contain the pandemic or mitigate its impact, (ii) the adverse effect of COVID-19 on the financial condition, results of operations, cash flows and performance of CMCT and its tenants and business partners, the real estate market and the global economy and financial markets, among others, (iii) the timing, form, and operational effects of CMCT's development activities, (iv) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (v) fluctuations in market rents, including as a result of COVID-19, and (vi) general economic, market and other conditions. Additional important factors that could cause CMCT's actual results to differ materially from CMCT's expectations are discussed under the section "Risk Factors" in CMCT's Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and elsewhere in CMCT's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT's control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT's objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made.

For CIM Commercial Trust Corporation
Media Relations:  Bill Mendel, 212-397-1030  bill@mendelcommunications.com

or

Shareholder Relations:
Steve Altebrando, 646-652-8473  shareholders@cimcommercial.com

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited and in thousands, except share and per share amounts)

	June 30, 2020	December 31, 2019
ASSETS
Investments in real estate, net	$507,756	$508,707
Cash and cash equivalents	75,192	23,801
Restricted cash	10,960	12,146
Loans receivable, net	77,155	68,079
Accounts receivable, net	2,591	3,520
Deferred rent receivable and charges, net	36,140	34,857
Other intangible assets, net	6,509	7,260
Other assets	9,922	9,222
TOTAL ASSETS	$726,225	$667,592
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$371,666	$307,421
Accounts payable and accrued expenses	13,063	24,309
Intangible liabilities, net	880	1,282
Due to related parties	8,014	9,431
Other liabilities	8,453	10,113
Total liabilities	402,076	352,556
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 1,794,461 and 1,763,661 shares issued and outstanding, respectively, at June 30, 2020 and 1,630,821 and 1,630,421 shares issued and outstanding, respectively, at December 31, 2019; liquidation preference of $25.00 per share, subject to adjustment	39,756	36,841
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 3,614,493 and 3,560,448 shares issued and outstanding, respectively, at June 30, 2020 and 2,853,555 and 2,837,094 shares issued and outstanding, respectively, at December 31, 2019; liquidation preference of $25.00 per share, subject to adjustment	88,660	70,633
Series D cumulative redeemable preferred stock, $0.001 par value; 32,000,000 shares authorized; 6,900 shares issued and outstanding at June 30, 2020 and no shares issued and outstanding at December 31, 2019; liquidation preference of $25.00 per share, subject to adjustment	173	—
Series L cumulative redeemable preferred stock, $0.001 par value; 9,000,000 shares authorized; 8,080,740 and 5,387,160 shares issued and outstanding, respectively, at June 30, 2020 and December 31, 2019; liquidation preference of $28.37 per share, subject to adjustment	152,834	152,834
Common stock, $0.001 par value; 900,000,000 shares authorized; 14,827,410 shares issued and outstanding at June 30, 2020 and 14,602,149 shares issued and outstanding at December 31, 2019, respectively	15	15
Additional paid-in capital	795,795	794,825
Distributions in excess of earnings	(753,550)	(740,617)
Total stockholders' equity	283,927	277,690
Noncontrolling interests	466	505
Total equity	284,393	278,195
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$726,225	$667,592

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
REVENUES:
Rental and other property income	$13,700	$22,419	$28,519	$56,000
Hotel income	869	9,549	8,628	19,353
Interest and other income	1,941	4,888	4,898	8,780
	16,510	36,856	42,045	84,133
EXPENSES:
Rental and other property operating	7,492	15,658	20,007	35,911
Asset management and other fees to related parties	2,376	3,195	5,021	7,797
Expense reimbursements to related parties—corporate	615	542	1,427	1,189
Expense reimbursements to related parties—lending segment	998	551	1,680	1,188
Interest	2,896	2,550	6,063	6,595
General and administrative	1,668	1,621	3,402	3,409
Transaction costs	—	216	—	260
Depreciation and amortization	5,197	7,185	10,455	16,815
Loss on early extinguishment of debt	—	4,911	—	29,982
Impairment of real estate	—	2,800	—	69,000
	21,242	39,229	48,055	172,146
Gain on sale of real estate	—	55,221	—	432,802
(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(4,732)	52,848	(6,010)	344,789
Provision for income taxes	(691)	281	(713)	599
NET (LOSS) INCOME	(4,041)	52,567	(5,297)	344,190
Net (income) loss attributable to noncontrolling interests	(2)	(1)	(6)	173
NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY	(4,043)	52,566	(5,303)	344,363
Redeemable preferred stock dividends declared or accumulated	(3,990)	(4,302)	(9,346)	(8,464)
Redeemable preferred stock deemed dividends	(52)	—	(213)	—
Redeemable preferred stock redemptions	(56)	(4)	(66)	(8)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(8,141)	$48,260	$(14,928)	$335,891
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(0.55)	$3.31	$(1.02)	$23.01
Diluted	$(0.55)	$3.20	$(1.02)	$22.08
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	14,782	14,597	14,690	14,598
Diluted	14,782	15,284	14,690	15,268

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES
Earnings Per Share
(Unaudited and in thousands, except per share amounts)

Earnings per share ("EPS") for the year-to-date period may differ from the sum of quarterly EPS amounts due to the required method for computing EPS for the respective periods. In addition, EPS is calculated independently for each component and may not be additive due to rounding. The following table reconciles the numerator and denominator used in computing our basic and diluted per-share amounts for net income (loss) attributable to common stockholders for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Numerator:
Net (loss) income attributable to common stockholders	$(8,141)	$48,260	$(14,928)	$335,891
Redeemable preferred stock dividends declared on dilutive shares (a)	—	659	(1)	1,151
Diluted net (loss) income attributable to common stockholders	$(8,141)	$48,919	$(14,929)	$337,042
Denominator:
Basic weighted average shares of Common Stock outstanding	14,782	14,597	14,690	14,598
Effect of dilutive securities—contingently issuable shares (a)	—	687	—	670
Diluted weighted average shares and common stock equivalents outstanding	14,782	15,284	14,690	15,268
Net (loss) income attributable to common stockholders per share:
Basic	$(0.55)	$3.31	$(1.02)	$23.01
Diluted	$(0.55)	$3.20	$(1.02)	$22.08

(a)For the three and six months ended June 30, 2020 and 2019, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted net income (loss) attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES
Funds from Operations
(Unaudited and in thousands, except per share amounts)

We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO represents net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends declared or accumulated, redeemable preferred stock deemed dividends, and redeemable preferred stock redemptions, excluding gain (or loss) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the NAREIT.

Like any metric, FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO in accordance with the standards established by the NAREIT; accordingly, our FFO may not be comparable to the FFOs of other REITs. Therefore, FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO per share for the year-to-date period may differ from the sum of quarterly FFO per share amounts due to the required method for computing per share amounts for the respective periods. In addition, FFO per share is calculated independently for each component and may not be additive due to rounding. The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to FFO attributable to common stockholders for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Numerator:
Net (loss) income attributable to common stockholders (a)	$(8,141)	$48,260	$(14,928)	$335,891
Depreciation and amortization	5,197	7,185	10,455	16,815
Impairment of real estate	—	2,800	—	69,000
Gain on sale of depreciable assets	—	(55,221)	—	(432,802)
FFO attributable to common stockholders (a)	$(2,944)	$3,024	$(4,473)	$(11,096)
Redeemable preferred stock dividends declared on dilutive shares (b)	—	—	(1)	(1)
Diluted FFO attributable to common stockholders	$(2,944)	$3,024	$(4,474)	$(11,097)
Denominator:
Basic weighted average shares of Common Stock outstanding	14,782	14,597	14,690	14,598
Effect of dilutive securities—contingently issuable shares (b)	1	3	—	1
Diluted weighted average shares and common stock equivalents outstanding	14,783	14,600	14,690	14,599
FFO attributable to common stockholders per share:
Basic	$(0.20)	$0.21	$(0.30)	$(0.76)
Diluted	$(0.20)	$0.21	$(0.30)	$(0.76)

(a)In connection with the sale of certain properties during the three and six months ended June 30, 2019, we recognized losses on early extinguishment of debt of $4,911,000, or $0.34 per diluted share of common stock, and $29,982,000, or $2.05 per diluted share of common stock, respectively, primarily related to the legal defeasance and prepayment of mortgage loans collateralized by such properties. Such losses on early extinguishment of debt are included in, and have the effect of reducing, net income attributable to common stockholders and FFO attributable to common stockholders, because loss on early extinguishment of debt is not an adjustment prescribed by NAREIT.
(b)For the three and six months ended June 30, 2020 and 2019, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES
Core Funds from Operations
(Unaudited and in thousands, except per share amounts)

In addition to calculating FFO in accordance with the standards established by NAREIT, we also calculate a supplemental FFO metric we call core FFO attributable to common stockholders. Core FFO attributable to common stockholders represents FFO attributable to common stockholders, computed in accordance with NAREIT's standards, excluding loss (or gain) on early extinguishment of debt, redeemable preferred stock deemed dividends, redeemable preferred stock redemptions, gain (or loss) on termination of interest rate swaps, and transaction costs. We believe that core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.

Like any metric, core FFO should not be used as the only measure of our performance because, in addition to excluding those items prescribed by NAREIT when calculating FFO, it excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt, repurchasing our preferred stock, and adjusting the carrying value of our preferred stock classified in temporary equity to its redemption value, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate core FFO in the same manner as we do, or at all; accordingly, our core FFO may not be comparable to the core FFOs of other REITs. Therefore, core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Core FFO per share for the year-to-date period may differ from the sum of quarterly core FFO per share amounts due to the required method for computing per share amounts for the respective periods. In addition, core FFO per share is calculated independently for each component and may not be additive due to rounding. The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to core FFO attributable to common stockholders for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Numerator:
Net (loss) income attributable to common stockholders	$(8,141)	$48,260	$(14,928)	$335,891
Depreciation and amortization	5,197	7,185	10,455	16,815
Impairment of real estate	—	2,800	—	69,000
Gain on sale of depreciable assets	—	(55,221)	—	(432,802)
FFO attributable to common stockholders	$(2,944)	$3,024	$(4,473)	$(11,096)
Loss on early extinguishment of debt	—	4,911	—	29,982
Redeemable preferred stock redemptions	56	4	66	8
Redeemable preferred stock deemed dividends	52	—	213	—
(Gain) loss on termination of interest rate swaps	—	—	—	(1,486)
Transaction costs	—	216	—	260
Core FFO attributable to common stockholders	$(2,836)	$8,155	$(4,194)	$17,668
Redeemable preferred stock dividends declared on dilutive shares (a)	—	659	(1)	1,150
Dilutive Core FFO attributable to common stockholders	$(2,836)	$8,814	$(4,195)	$18,818
Denominator:
Basic weighted average shares of common stock outstanding	14,782	14,597	14,690	14,598
Effect of dilutive securities-contingently issuable shares (a)	1	2,054	—	1,875
Diluted weighted average shares and common stock equivalents outstanding	14,783	16,651	14,690	16,473
Core FFO attributable to common stockholders per share:
Basic	$(0.19)	$0.56	$(0.29)	$1.21
Diluted	$(0.19)	$0.53	$(0.29)	$1.14

(a)For the three and six months ended June 30, 2020 and 2019, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted core FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES
Reconciliation of Net Operating Income
(Unaudited and in thousands)

We internally evaluate the operating performance and financial results of our real estate segments based on segment NOI, which is defined as rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and provision for income taxes. For our lending segment, we define segment NOI as interest income net of interest expense and general overhead expenses. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI, or "cash NOI". For our real estate segments, we define cash NOI as segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by GAAP. For our lending segment, there is no distinction between cash NOI and segment NOI.

Segment NOI and cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate segment NOI or cash NOI in the same manner. We consider segment NOI and cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.

Below is a reconciliation of cash NOI to segment NOI and net income (loss) attributable to the Company for the three months ended June 30, 2020 and 2019.

	Three Months Ended June 30, 2020
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Lending	Total

Cash net operating income (loss) excluding lease termination income	$7,881	$(148)	$7,733	$(1,117)	$(110)	$6,506
Cash lease termination income	—	—	—	—	—	—
Cash net operating income (loss)	7,881	(148)	7,733	(1,117)	(110)	6,506
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	526	—	526	(1)	—	525
Straight line lease termination income	—	—	—	—	—	—
Segment net operating income (loss)	8,407	(148)	8,259	(1,118)	(110)	7,031
Interest and other income						35
Asset management and other fees to related parties						(2,376)
Expense reimbursements to related parties—corporate						(615)
Interest expense						(2,707)
General and administrative						(903)
Depreciation and amortization						(5,197)
Loss before provision for income taxes						(4,732)
Provision for income taxes						691
Net loss						(4,041)
Net income attributable to noncontrolling interests						(2)
Net loss attributable to the Company						$(4,043)

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES
Reconciliation of Net Operating Income (Continued)
(Unaudited and in thousands)

	Three Months Ended June 30, 2019
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Lending	Total

Cash net operating income excluding lease termination income	$7,501	$4,634	$12,135	$3,516	$1,555	$17,206
Cash lease termination income	—	—	—	—	—	—
Cash net operating income	7,501	4,634	12,135	3,516	1,555	17,206
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	1,256	(456)	800	6	—	806
Straight line lease termination income	—	—	—	—	—	—
Segment net operating income	8,757	4,178	12,935	3,522	1,555	18,012
Interest and other income						1,499
Asset management and other fees to related parties						(3,195)
Expense reimbursements to related parties—corporate						(542)
Interest expense						(2,014)
General and administrative						(1,021)
Transaction costs						(216)
Depreciation and amortization						(7,185)
Loss on early extinguishment of debt						(4,911)
Impairment of real estate						(2,800)
Gain on sale of real estate						55,221
Income before provision for income taxes						52,848
Provision for income taxes						(281)
Net income						52,567
Net income attributable to noncontrolling interests						(1)
Net income attributable to the Company						$52,566